                                                                    Exhibit 4.1




                        Form of Common Stock Certificate

COMMON              [PICTURE OF WOMAN WITH ANCIENT GREEK LYRE            COMMON
                      APPEARS IN TOP/CENTER OF CERTIFICATE;
                 RIBBON BORDER RUNS DOWN LEFT AND RIGHT MARGINS]

   NUMBER                                                                SHARES
CPT

INCORPORATED UNDER THE LAWS OF THE             THIS CERTIFICATE IS TRANSFERABLE
  COMMONWEALTH OF PENNSYLVANIA                          IN NEW YORK, N.Y.

PNC (SM)                                    SEE REVERSE FOR CERTAIN DEFINITIONS
                                                     CUSIP 693475 10 5

                     THE PNC FINANCIAL SERVICES GROUP, INC.


 This Certifies that



is the owner of _______________________________________________________________

       FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF $5.00 EACH
                             OF THE COMMON STOCK OF

                     [IN LIGHT TYPE "CERTIFICATE OF STOCK"]

The PNC Financial Services Group, Inc., transferable on the books of the Corporation in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                                          /s/ James E. Rohr
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
         THE CHASE MANHATTAN BANK
                  TRANSFER AGENT AND REGISTRAR,

BY                                        /s/ Thomas R. Moore
                                          CORPORATE SECRETARY

                              AUTHORIZED SIGNATURE

[The PNC Financial Services Group, Inc. Corporate Seal appears left of Transfer Agent and Registrar signature block]


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[REVERSE SIDE OF COMMON STOCK CERTIFICATE]

                     THE PNC FINANCIAL SERVICES GROUP, INC.

                           --------------------------

     THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL OR SUMMARY STATEMENT OF (1) THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, (2) THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND (3) THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE TRANSFER AGENT NAMED ON THE FACE HEREOF OR TO THE SECRETARY OF THE CORPORATION.

                           --------------------------

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                           --------------------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT _____________________ Custodian__________ ________________
TEN ENT - as tenants by the entireties                              (Cust)                            (Minor)
JT TEN - as joint tenants with right of                    under Uniform Gifts to Minors
         survivorship and not as tenants                   Act____________________________________
         in common                                                          (State)

     Additional abbreviations may also be used though not in the above list.

For value received, ______________________hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

 _______________________________________
|                                       |
|                                       |
|_______________________________________|



________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________



                              _________________________________________________
                              NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                              SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR BY A COMMERCIAL BANK OR TRUST COMPANY.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between The PNC Financial Services Group, Inc. and The Chase Manhattan Bank, dated as of May 15, 2000, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The PNC Financial Services Group, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The PNC Financial Services Group, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor addressed to its Corporate Secretary at its principal executive offices. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.